Exhibit 23.2

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 21, 2025, with respect to the consolidated financial statements of Huture Ltd. and its subsidiaries, as of and for the years ended December 31, 2024 and 2023 in this Registration Statement on Form F-4 and the related prospectus of Huture Ltd. filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

September 30, 2025

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 21, 2025, with respect to the consolidated financial statements of Huture Group Limited, as of and for the years ended December 31, 2024 and 2023 in this Registration Statement on Form F-4 and the related prospectus of Huture Group Limited filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

September 30, 2025